Exhibit 99.1

FOR IMMEDIATE RELEASE

Black Warrior Wireline Corp. Announces Consents of Subordinated Debt Holders Received for Sale of Multi-Shot Division

August 4, 2004

     Columbus, Mississippi. Black Warrior Wireline Corp. (“Black Warrior” or the “Company”) announced today that it had received the requisite consents from the holders of its subordinated debt for the completion of the previously announced sale of the assets of its Multi-Shot business. These assets relate to Black Warrior’s directional drilling, downhole surveying, measurement while drilling, steering tools and motor rental business. Black Warrior also has been advised that Multi-Shot, LLC, the buyer of the Multi-Shot business, has obtained the financing required to complete the transaction. Subject to the fulfillment of the remaining closing conditions under the Asset Purchase Agreement, the parties expect to complete the transaction on or about August 6, 2004.

     Black Warrior is an oil and gas service company providing wireline services to oil and gas well operators primarily in the United States and in the Gulf of Mexico. It is headquartered in Columbus, Mississippi. Additional information may be obtained by contacting Ron Whitter at (936) 441-6655.

Cautionary Statement for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995.

     With the exception of historical matters, the matters discussed in this press release are “forward-looking statements” as defined under the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. The Company intends that the forward-looking statements herein be covered by the safe-harbor provisions for forward-looking statements contained in the Securities Exchange Act of 1934, as amended, and this statement is included for the purpose of complying with these safe-harbor provisions. Forward-looking statements include, but are not limited to, the matters described herein regarding the intended closing of the sale of the Company’s Multi-Shot Business and its future business and plans. Such forward-looking statements also relate to the Company’s belief that the sale of its Multi-Shot business will facilitate a merger, sale, refinancing, restructuring or reorganization of its wireline division after such a sale, the ability of the Company to engage in any other strategic transaction, including any possible merger, sale of all or a portion of the Company’s wireline division assets or other business combination transaction involving the Company, the ability of the Company to raise additional debt or equity capital to meet its requirements and to obtain additional financing when required, the ability of the Company to restructure its outstanding indebtedness at or before maturity or refinance its debt obligations as they come due on September 14, 2004 and December 31, 2004 or to obtain extensions of the maturity dates for the payment of principal, or to engage in another recapitalization or reorganization transaction. The inability of the Company to meet these objectives or requirements or the consequences on the Company from adverse developments in general economic conditions, changes in capital markets, adverse developments in the oil and gas industry, developments in international relations and the commencement or expansion of hostilities by the United States or other governments and events of terrorism, declines and fluctuations in the prices for oil and natural gas, and other factors could have a material adverse effect on the Company. Material declines in the prices for oil and gas can be expected to adversely affect the Company’s revenues. The Company cautions readers that various risk factors referred to above could cause the Company’s operating results and financial condition to differ materially from those expressed in any forward-looking statements made by the Company and could adversely affect the Company’s financial condition and its ability to pursue its business strategy and plans. These and other risk factors are also described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2004.